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                                                                 Exhibit 4.7(b)


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES ACT OF WASHINGTON CHAPTER 21.20 RCW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, IN A TRANSACTION THAT, IN THE VIEW OF COUNSEL TO THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT PURSUANT TO RULE 144 THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THESE SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR SUCH EXEMPTION BEING AVAILABLE.

THIS WARRANT IS NOT TRANSFERABLE WITHOUT THE CONSENT OF THE ISSUER.


                                                                 January 7, 1997

                        WARRANT TO PURCHASE COMMON STOCK

         This Warrant is issued, for good and valuable consideration of $1.00, receipt of which is hereby acknowledged, to Ben W. Reppond (the "Warrantholder"), by ProBusiness, Inc., a California corporation (the "Company"), with its principal address of 5934 Gibraltar Drive, Pleasanton, California 94588. Unless otherwise stated, all capitalized terms herein have the meaning provided in the Stock Acquisition Agreement between the Warrantholder and the Company effective as of January 1, 1997 (the "Stock Acquisition Agreement").

         1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Warrantholder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company, if and to the extent permitted by law, 25,000 fully paid and nonassessable shares of Common Stock of the Company (the "Shares") at an exercise price of $9.00 per share, subject to adjustment as provided in Section 5 hereof (the "Warrant Price"), payable in cash or by check.

         2. Exercise Period. The purchase rights represented by this Warrant, to the extent not previously exercised, shall expire upon five (5) years from the date hereof (the "Expiration Date").


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         3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                  (i) the surrender of this Warrant, together with the Form of Subscription attached hereto as Exhibit 1, duly completed and executed by the Warrantholder, to the Secretary of the Company at its principal offices; and

                  (ii) the payment to the Company of an amount equal to the aggregate purchase price for the Shares being purchased.

         4. Certificates for Shares; Partial Exercise. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the Shares so purchased shall be issued as soon as practicable thereafter. In the case of a partial exercise, unless the purchase rights evidenced hereby have expired, the Company shall issue to the Warrantholder a new Warrant for the number of Shares, if any, which remain exercisable hereunder.

         5. Legends. Upon exercise of the Warrant, the certificates representing shares of Common Stock of the Company shall be stamped or imprinted with a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES ACT OF WASHINGTON CHAPTER 21.20 RCW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, IN A TRANSACTION THAT, IN THE OPINION OF COUNSEL TO THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT PURSUANT TO RULE 144 THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

         6. Adjustment of Number of Shares and Warrant Price. The number and kind of securities purchasable upon the exercise of the purchase rights evidenced by this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (i) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, whether by way of stock split, stock dividend, recapitalization or otherwise, the Warrant Price shall, in the case of a subdivision, be proportionately decreased or, in the case of a combination, be proportionately increased.



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                  (ii) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall, in the case of an increase in the Warrant Price, be proportionately decreased or, in the case of a decrease in the Warrant Price, be proportionately increased, in either case to the nearest whole share.

                  (iii) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class purchasable upon exercise of this Warrant (other than as set forth in Section 5(i)) the Company shall execute a new Warrant providing that the Warrantholder shall have the right to exercise such new Warrant for, in lieu of each share of Common Stock theretofore purchasable hereunder at such time, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(iii) shall apply similarly to successive reclassifications and changes.

         7. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall deliver to the Warrantholder a certificate signed by its chief financial officer describing, in reasonable detail, the event requiring the adjustment and the Warrant Price and, as applicable, the kind and amount of shares of stock, other securities, money or property purchasable hereunder after giving effect to such adjustment.

         8. Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of any such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         9. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, as will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         10. Rights Prior to Exercise. Prior to exercise of this Warrant, the Warrant shall not entitle the Warrantholder to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, nor shall the Warrant entitle such Warrantholder to any notice or other communication concerning the business or affairs of the Company.



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         11. Representations of Warrantholder. Warrantholder hereby represents and warrants to the Company, with respect to its purchase of the Warrant and the Shares as follows:

                  (i) Investment Representations and Covenants of the Warrantholder.

                           (a) The Warrantholder represents that the Shares to
be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. The Warrantholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                           (b) The Warrantholder understands and acknowledges
that the offering of the Warrant pursuant to the Agreement will not, and any issuance of the Shares may not, be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in the Agreement and the issuance of securities hereunder is exempt pursuant to
Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Warrantholder's representations set forth herein.

                           (c) The Warrantholder covenants that it will not make
any sale, transfer or other disposition of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934 (the "Securities Exchange Act"), or the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

                           (d) The Warrantholder represents that it is
experienced in evaluating companies similar to the Company, is able to fend for itself in transactions such as the one contemplated hereby, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, has the ability to bear the economic risks of the investment and is an "accredited investor" as defined by Regulation D promulgated under the Securities Act.

                           (e) The Warrantholder acknowledges and understands
that the Shares acquired upon the exercise of this Warrant must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Common Stock.

                           (f) The Warrantholder acknowledges that it has
reviewed a copy of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Warrantholder understands that before the Shares may be sold under Rule 144, the following conditions must be fulfilled: (i) certain public information about the Company must be available,
(ii) the sale must occur at least two (2) years after the Warrantholder purchased and paid for the Shares, (iii) the sale must be made in a broker's



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transaction and (iv) the number of Shares sold must not exceed certain volume limitations. The Warrantholder understands that the current information referred to above is not now available and the Company has no present plans to make such information available.

                           (g) The Warrantholder acknowledges that in the event
the applicable requirements of Rule 144 are not met, registration under the Securities Act, compliance with the Commission's Regulation D or another exemption from registration will be required for any disposition of its stock. The Warrantholder understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

         12. Nonassignability and Nontransferability of Warrant. This Warrant is not assignable or otherwise transferable by the Warrantholder without the written consent of the Company. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

         13. Governing Law. This Warrant shall be governed by the laws of the State of California, excluding the conflicts of laws provisions thereof.

         14. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the Warrantholder and of the holder of shares of Common Stock issued upon exercise of this Warrant, referred to in Section 12 shall survive the exercise of this Warrant.

         15. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Warrantholder.

         16. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         17. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.



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         18. Lost Warrants. The Company represents and warrants to the
Warrantholder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.




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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 7th day of January, 1997.



WARRANTHOLDER                                 PROBUSINESS, INC.

------------------------                      --------------------------------
Ben W. Reppond                                By:  Thomas H. Sinton, President



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                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)


To:   _______________________

         The undersigned, Warrantholder, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ,_________________ (_______)(1) shares of Common Stock of ProBusiness, Inc. (the "Company") and herewith makes payment of ___________________ Dollars ($___________ ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is
____________.

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth in
Section 10 of the Warrant.


Dated: ___________________


                                    ___________________________________________
                                    (Signature must conform in all respects to name of Warrantholder as specified on the face of the Warrant)



                                    ___________________________________________

                                    ___________________________________________

______________________

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.